UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 15, 2021

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 15, 2021, Norman Gardner, the Chairman of the board of directors of VerifyMe, Inc. (the “Company”) retired from the board of directors. The Company and Mr. Gardner have entered into a new two-year Consulting Agreement, dated April 15, 2021, with a term commencing June 30, 2021, pursuant to which Mr. Gardner will make himself available to the Company and its board of directors to ensure the orderly transition of Mr. Gardner’s responsibilities, his extensive knowledge of the Company’s products, structure, history, major stockholders and culture, along with the various relationships with stockholders, customers, suppliers and partners he has cultivated on behalf of the Company over his many years of service. Pursuant to the new Consulting Agreement, Mr. Gardner will be given the honorary title of Founder and Chairman Emeritus, an annual consulting fee of $175,000 in the first year, and $87,500 in the second year, an award of 69,284 shares of restricted stock, half of which vest immediately and the balance vesting in equal installments on June 30, 2022 and June 30, 2023, and a $1,000 monthly health insurance stipend. In addition, Mr. Gardner has agreed to cancel options to purchase 8,300 shares that expire on December 21, 2026, and agreed to certain trading volume limitations on sales of his shares of the Company. The Company is accelerating the vesting of 40,000 restricted shares held by Mr. Gardner that are currently scheduled to vest in August 2021. Payments and vesting of restricted stock awards under the agreement will be accelerated upon Mr. Gardner’s death or termination other than for cause. The agreement is subject to other customary terms, including release of claims, non-competition and confidentiality.

Mr. Gardner’s decision to retire stems solely from health reasons and did not result from any disagreement with the Company, the Company's management or the Company's board of directors.

Upon the retirement of Mr. Gardner on April 15, 2021, the board of directors of the Company appointed Scott Greenberg to serve as Chairman of the board of directors. As a result, Mr. Greenberg also became the chair of the Executive Committee of the board.

On April 15, 2021, the board of directors granted Margaret Gezerlis, the Company’s Chief Financial Officer, an award of 5,000 shares of restricted stock, half of which vested on April 15, 2021, and half of which vests on April 15, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: April 21, 2021	By:	/s/ Patrick White
Patrick White
President and Chief Executive Officer